FIGI
Fortress International Group Inc.

Fortress International Group Announces Acquisition of Innovative Power Systems

COLUMBIA, Md., Sept 25, 2007 /PRNewswire-FirstCall via COMTEX News Network/ -- Fortress International Group (Nasdaq: FIGI), holding company for Total Site Solutions (TSS), a company providing comprehensive services for the planning, design and development of mission critical facilities and information infrastructure, today announced that it has acquired Innovative Power Systems. Innovative Power Systems is a Dulles, Virginia based company that installs, tests and services specialized uninterruptible power supply systems and backup power supply systems for data centers and mission-critical facilities throughout the Washington DC metropolitan area.

Speaking of the acquisition, Thomas Rosato, CEO of Fortress International Group said, "Innovative Power Systems is a profitable facilities management service company with average three year trailing revenues at $3.5 million. The acquisition establishes a presence for us in northern Virginia and allows us to set up a Total Site Solutions sales office in the Dulles corridor. Their customers include a 60/40 mix of government versus commercial and will compliment our existing facilities management business."

Harvey Weiss, Chairman of Fortress International added, "This first purchase is in line with our stated intention to acquire companies that will not only complement our Facility Management and Technology Consulting business but will enable us to provide the full range of our services to an expanded base of customers."

ABOUT TOTAL SITE SOLUTIONS

Total Site Solutions (TSS) plans, designs, builds and maintains specialized facilities such as data centers, trading floors, call centers, network operation centers, communication facilities, laboratories and secure facilities. For more than a quarter-century, the TSS team has pioneered building robust and scalable infrastructure into mission-critical facilities. The firm offers unsurpassed expertise in the infrastructure systems (electrical, mechanical, telecommunications, security, fire protection and building automation) that are the critical facility's lifeblood. TSS's comprehensive portfolio of services and multi-disciplinary expertise provide customers a highly respected single source for critical services that bridge the gap between IT and facilities.

Headquartered in the Baltimore-Washington corridor, TSS provides complete turnkey facility services from the initial planning stages, to construction, to ongoing maintenance of the completed project. Its clients include the world's most demanding mission-critical organizations, including Fortune 500 firms and US government agencies. For more information, visit http://www.totalsiteteam.com or call 888-321-4TSS (4877).

FORWARD-LOOKING STATEMENTS

This document may contain "forward-looking statements" -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as "guidance," "expects," "anticipates," "intends," "plans," "believes," "seeks," "should," or "will." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For Fortress, particular uncertainties that could adversely or positively affect the Company's future results include: the Company's reliance on a significant portion of its revenues from a limited number of customers; the uncertainty as to whether the Company can replace its declining backlog; risks involved in properly managing complex projects; risks relating to revenues under customer contracts, many of which can be canceled on short notice; risks related to the implementation of the Company's strategic plan, including the ability to make acquisitions and the performance and future integration of acquired businesses; and other risks and uncertainties disclosed in the Company's filings with the Securities and Exchange Commission. These uncertainties may cause the Company's actual future results to be materially different than those expressed in the Company's forward-looking statements. The Company does not undertake to update its forward-looking statements.

Company Contact:
Thomas P. Rosato
CEO
Fortress International Group
Phone: 410.312.9988 x 222

Investor Relations:
John McNamara
Cameron Associates
(212) 245-8800 Ext. 205
john@cameronassoc.com

SOURCE Fortress International Group